                                                Exhibit 99.1

For:	Immediate Release	Contact:	Brett Bauer
	April 25, 2024		574-235-2000

1st Source Corporation Reports First Quarter Results,
Cash Dividend Declared
QUARTERLY HIGHLIGHTS
•Net income was $29.46 million for the quarter, up $1.03 million or 3.61% from the previous quarter and down $1.67 million or 5.36% from the first quarter of 2023. Diluted net income per common share was $1.19, up $0.04 or 3.48% from the previous quarter and down $0.06 or 4.80% from the prior year’s first quarter of $1.25.
•Cash dividend of $0.34 per common share was approved, up 6.25% from the cash dividend declared a year ago.
•Average loans and leases grew $116.21 million in the first quarter, up 1.82% (7.28% annualized growth) from the previous quarter and $467.87 million, up 7.75% from the first quarter of 2023.
•Tax-equivalent net interest income was $72.06 million, up $0.57 million or 0.79% from fourth quarter 2023 and up $2.27 million or 3.26% from the first quarter a year ago. Tax-equivalent net interest margin was 3.54%, up three basis points from the previous quarter and down six basis points from the first quarter a year ago.
•Net charge-offs of $6.12 million or 0.38% of average loans and leases occurred during the quarter.
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported quarterly net income of $29.46 million for the first quarter of 2024, up $1.03 million or 3.61% from the previous quarter and down 5.36% from the $31.12 million reported in the first quarter a year ago. Diluted net income per common share for the first quarter of 2024 was $1.19, up $0.04 or 3.48% from the previous quarter and down 4.80%, versus $1.25 in the first quarter of 2023.
At its April 2024 meeting, the Board of Directors approved a cash dividend of $0.34 per common share, up 6.25% from the cash dividend declared a year ago. The cash dividend is payable to shareholders of record on May 6, 2024, and will be paid on May 15, 2024.
Christopher J. Murphy III, Chairman and Chief Executive Officer, commented, “We are pleased with our increase in revenue and net interest margin expansion compared to the previous quarter. Average loans grew $116.21 million, up 1.82%, while average deposits decreased slightly from the previous quarter. Although our tax-equivalent net interest margin continued to endure competitive deposit rate pressures, we improved our overall margin by three basis points compared to the prior quarter. Additionally, our liquidity and capital positions remained strong during the quarter.
“Credit was challenged in the quarter, with elevated net charge-offs, the majority of which were from two commercial business accounts unrelated to our commercial real estate portfolio. Nonperforming assets to loans and leases at March 31, 2024, was 0.34%, down from 0.37% at December 31, 2023, and the allowance for loan and lease losses as a percentage of total loans and leases remained strong at 2.26%, which was unchanged from 2023 year end.

“At 1st Source, we value integrity, teamwork, superior quality, outstanding client service, community leadership, delivering true relationship banking and operating with strong capital. We believe these values differentiate us from our competition, and we received confirmation of this belief during the quarter. In March, we were excited to learn that 1st Source was ranked 14th in the country and number 1 in Indiana in Forbes’ 15th annual America’s Best Banks list. The 200 largest publicly traded banks and thrifts were eligible for the list and the top 100 were ranked according to 10 metrics measuring growth, credit quality and profitability for the 2023 calendar year, as well as stock performance in the 12 months through March 18, 2024.
“In March, we were also happy to learn that 1st Source was ranked 22nd in S&P Global Market Intelligence’s Top 50 Community Banks with $3B to $10B in assets. This is especially powerful because S&P Global Market Intelligence places special consideration on the strength and risk profile of balance sheets in addition to their returns, growth, and funding.
“And finally, 1st Source Bank was once again rated 5 stars by BauerFinancial. Ratings are based on performance data from 2023 for U.S. Banks including leverage capital ratios, profitability/loss trends, market versus book value of the investment portfolio, along with many other factors. These rankings are a testament to our team’s enduring commitment to making smart financial decisions and working to ensure that 1st Source remains among the nation’s most stable banks, so we are able to serve our clients well for the long term”, Mr. Murphy concluded.

FIRST QUARTER 2024 FINANCIAL RESULTS
Loans
First quarter average loans and leases increased $116.21 million to $6.50 billion, up 1.82% from the previous quarter and increased $467.87 million, up 7.75% from the first quarter a year ago. Average loan growth during the quarter occurred primarily within the Auto and Light Truck, Renewable Energy and Commercial Real Estate portfolios.
Deposits
Average deposits of $7.01 billion, declined $57.56 million, or 0.81% from the previous quarter, and grew $142.10 million or 2.07% compared to the quarter ended March 31, 2023. Average balances were down slightly from the previous quarter and the overall deposit mix changed as rate competition continued to drive consumers to higher yielding time and money market deposit accounts.
End of period deposits were $7.06 billion at March 31, 2024, compared to $7.04 billion at December 31, 2023. While the increase in end of period deposits was minimal, the deposit mix shift we saw during 2023 continued during the quarter as higher brokered, time, and money market deposit balances were offset by decreased noninterest-bearing deposit balances and seasonal decreases in interest bearing public fund deposit balances. Rate competition for deposits persisted during the quarter.
Net Interest Income and Net Interest Margin
First quarter 2024 tax-equivalent net interest income increased $0.57 million to $72.06 million, up 0.79% from the previous quarter and increased from the first quarter a year ago by $2.27 million, up 3.26%.

First quarter 2024, net interest margin was 3.54%, an increase of three basis points from the 3.51% in the previous quarter and a decrease of five basis points from the same period in 2023. On a fully tax-equivalent basis, first quarter 2024 net interest margin was 3.54%, up by three basis points compared to the 3.51% in the previous quarter and a decline of six basis points from the same period in 2023. The three basis point increase from the prior quarter was primarily due to higher rates on loan and lease balances and lower rates on short-term borrowings.
Noninterest Income
First quarter 2024 noninterest income of $22.16 million increased $2.08 million, up 10.36% from the previous quarter and decreased $1.17 million, down 5.00% compared to the first quarter a year ago.
The increase in noninterest income compared to the previous quarter was mainly due to available for sale securities losses of $2.88 million realized in the prior quarter, an increase in trust and wealth advisory income primarily from positive market performance during the quarter, and increased insurance contingent commissions offset by lower partnership investment gains, decreased interest rate swap fees and lower equipment rental income due to a change in customer preferences and continued competitive pricing pressure for new business.
The decrease in noninterest income for the first quarter of 2024 compared to a year ago was mainly due to a decrease in equipment rental income due to a change in customer preferences and continued competitive pricing pressure for new business, reduced debit card income, and decreased partnership gains. These were offset by an increase in trust and wealth advisory income primarily from positive market performance during the quarter.
Noninterest Expense
First quarter 2024 noninterest expense of $49.59 million decreased $3.39 million, or 6.39%, from the prior quarter and increased slightly from the first quarter a year ago.
The decrease in noninterest expense from the previous quarter was primarily due to a $1.00 million charitable contribution during the previous quarter, lower legal and professional consulting fees, a reduction in salaries and employee benefits from a decrease in group insurance claims, and lower furniture and equipment expense.
The slight increase in noninterest expense compared to the first quarter of 2023 was the result of higher salaries and wages from normal merit increases, the impact of wage inflation and an increase in the number of employees filling prior open positions, and increased incentive compensation offset by lower group insurance claims. Additionally, we saw a rise in legal fees due to a $1.08 million reversal of accrued legal fees during the first quarter of 2023, and higher data processing expenses from technology projects offset by lower leased equipment depreciation and fewer gains on the sale of off-lease equipment.

Credit
The allowance for loan and lease losses as of March 31, 2024, was 2.26% of total loans and leases compared to 2.26% at December 31, 2023, and 2.33% at March 31, 2023. Net charge-offs of $6.12 million were recorded for the first quarter of 2024 compared with $1.57 million of net recoveries in the prior quarter and net recoveries of $0.19 million in the same quarter a year ago. The majority of the first quarter charge-offs related to the two accounts in the commercial and agricultural portfolio.
The provision for credit losses was $6.60 million for the first quarter of 2024, an increase of $4.68 million from the previous quarter and an increase of $3.55 million compared with the same period in 2023. Net charge-offs during the quarter compared to net recoveries in the previous quarter were the primary reason for the increase in the provision for credit losses. The ratio of nonperforming assets to loans and leases was 0.34% as of March 31, 2024, compared to 0.37% on December 31, 2023, and 0.30% on March 31, 2023.
Capital
As of March 31, 2024, the common equity-to-assets ratio was 11.65%, compared to 11.34% at December 31, 2023, and 10.91% a year ago. The tangible common equity-to-tangible assets ratio was 10.79% at March 31, 2024, compared to 10.48% at December 31, 2023, and 10.01% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines was 13.48% at March 31, 2024 compared to 13.22% at December 31, 2023 and 13.51% a year ago.
No shares were repurchased for treasury during the first quarter of 2024.

ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy-duty trucks, and construction equipment. The Corporation includes 78 banking centers, 18 1st Source Bank Specialty Finance Group locations nationwide, nine Wealth Advisory Services locations, 10 1st Source Insurance offices, and three loan production offices.

FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “hope,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
1st QUARTER 2024 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
AVERAGE BALANCES
Assets	$8,652,144	$8,553,500	$8,323,431
Earning assets	8,182,165	8,071,861	7,864,595
Investments	1,608,094	1,596,602	1,768,621
Loans and leases	6,504,069	6,387,858	6,036,203
Deposits	7,011,105	7,068,668	6,869,006
Interest bearing liabilities	5,783,480	5,678,546	5,345,498
Common shareholders’ equity	1,006,286	949,939	890,294
Total equity	1,084,654	1,013,114	949,879
INCOME STATEMENT DATA
Net interest income	$71,915	$71,330	$69,565
Net interest income - FTE(1)	72,063	71,496	69,791
Provision for credit losses	6,595	1,911	3,049
Noninterest income	22,156	20,076	23,323
Noninterest expense	49,586	52,972	49,421
Net income	29,462	28,417	31,131
Net income available to common shareholders	29,455	28,429	31,124
PER SHARE DATA
Basic net income per common share	$1.19	$1.15	$1.25
Diluted net income per common share	1.19	1.15	1.25
Common cash dividends declared	0.34	0.34	0.32
Book value per common share(2)	41.26	40.50	36.81
Tangible book value per common share(1)	37.83	37.06	33.42
Market value - High	55.25	56.59	53.85
Market value - Low	48.32	41.30	42.50
Basic weighted average common shares outstanding	24,459,088	24,430,477	24,687,087
Diluted weighted average common shares outstanding	24,459,088	24,430,477	24,687,087
KEY RATIOS
Return on average assets	1.37%	1.32%	1.52%
Return on average common shareholders’ equity	11.77	11.87	14.18
Average common shareholders’ equity to average assets	11.63	11.11	10.70
End of period tangible common equity to tangible assets(1)	10.79	10.48	10.01
Risk-based capital - Common Equity Tier 1(3)	13.48	13.22	13.51
Risk-based capital - Tier 1(3)	15.15	14.99	15.15
Risk-based capital - Total(3)	16.41	16.25	16.41
Net interest margin	3.54	3.51	3.59
Net interest margin - FTE(1)	3.54	3.51	3.60
Efficiency ratio: expense to revenue	52.71	57.95	53.20
Efficiency ratio: expense to revenue - adjusted(1)	52.56	56.40	52.92
Net charge-offs (recoveries) to average loans and leases	0.38	(0.10)	(0.01)
Loan and lease loss allowance to loans and leases	2.26	2.26	2.33
Nonperforming assets to loans and leases	0.34	0.37	0.30

	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
END OF PERIOD BALANCES
Assets	$8,667,837	$8,727,958	$8,525,058	$8,414,818	$8,329,803
Loans and leases	6,562,772	6,518,505	6,353,648	6,215,343	6,116,716
Deposits	7,055,311	7,038,581	6,967,492	6,976,518	6,801,464
Allowance for loan and lease losses	148,024	147,552	144,074	143,542	142,511
Goodwill and intangible assets	83,912	83,916	83,921	83,897	83,901
Common shareholders’ equity	1,009,886	989,568	924,250	921,020	909,159
Total equity	1,081,549	1,068,263	982,997	980,087	968,444
ASSET QUALITY
Loans and leases past due 90 days or more	$26	$149	$154	$56	$24
Nonaccrual loans and leases	22,097	23,381	16,617	20,481	18,062
Other real estate	—	—	117	193	117
Repossessions	308	705	233	47	445
Total nonperforming assets	$22,431	$24,235	$17,121	$20,777	$18,648
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	March 31,	December 31,	September 30,	March 31,
	2024	2023	2023	2023
ASSETS
Cash and due from banks	$41,533	$77,474	$75,729	$66,866
Federal funds sold and interest bearing deposits with other banks	39,381	52,194	35,406	27,171
Investment securities available-for-sale	1,583,244	1,622,600	1,605,242	1,713,480
Other investments	25,075	25,075	25,075	25,293
Mortgages held for sale	2,881	1,442	3,118	2,068
Loans and leases, net of unearned discount:
Commercial and agricultural	731,527	766,223	763,051	795,429
Renewable energy	413,662	399,708	364,949	375,330
Auto and light truck	997,465	966,912	901,484	875,564
Medium and heavy duty truck	303,799	311,947	323,202	326,588
Aircraft	1,104,058	1,078,172	1,079,581	1,056,829
Construction equipment	1,092,585	1,084,752	1,062,097	991,412
Commercial real estate	1,135,595	1,129,861	1,088,199	954,221
Residential real estate and home equity	643,856	637,973	627,515	594,618
Consumer	140,225	142,957	143,570	146,725
Total loans and leases	6,562,772	6,518,505	6,353,648	6,116,716
Allowance for loan and lease losses	(148,024)	(147,552)	(144,074)	(142,511)
Net loans and leases	6,414,748	6,370,953	6,209,574	5,974,205
Equipment owned under operating leases, net	16,691	20,366	24,096	30,083
Net premises and equipment	45,689	46,159	43,951	44,034
Goodwill and intangible assets	83,912	83,916	83,921	83,901
Accrued income and other assets	414,683	427,779	418,946	362,702
Total assets	$8,667,837	$8,727,958	$8,525,058	$8,329,803
LIABILITIES
Deposits:
Noninterest-bearing demand	$1,618,498	$1,655,728	$1,680,725	$1,815,123
Interest-bearing deposits:
Interest-bearing demand	2,364,751	2,430,833	2,416,864	2,403,818
Savings	1,270,401	1,213,334	1,180,837	1,171,418
Time	1,801,661	1,738,686	1,689,066	1,411,105
Total interest-bearing deposits	5,436,813	5,382,853	5,286,767	4,986,341
Total deposits	7,055,311	7,038,581	6,967,492	6,801,464
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	82,591	55,809	48,335	73,396
Other short-term borrowings	166,989	256,550	223,757	229,640
Total short-term borrowings	249,580	312,359	272,092	303,036
Long-term debt and mandatorily redeemable securities	39,406	47,911	46,533	46,714
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	183,227	202,080	197,180	151,381
Total liabilities	7,586,288	7,659,695	7,542,061	7,361,359
SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at March 31, 2024, December 31, 2023, September 30, 2023, and March 31, 2023, respectively	436,538	436,538	436,538	436,538
Retained earnings	812,413	789,842	769,603	719,495
Cost of common stock in treasury (3,728,016, 3,771,070, 3,776,591, and 3,510,122 shares at March 31, 2024, December 31, 2023, September 30, 2023, and March 31, 2023, respectively)	(129,790)	(130,489)	(130,579)	(119,409)
Accumulated other comprehensive loss	(109,275)	(106,323)	(151,312)	(127,465)
Total shareholders’ equity	1,009,886	989,568	924,250	909,159
Noncontrolling interests	71,663	78,695	58,747	59,285
Total equity	1,081,549	1,068,263	982,997	968,444
Total liabilities and equity	$8,667,837	$8,727,958	$8,525,058	$8,329,803

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Interest income:
Loans and leases	$109,202	$107,103	$86,689
Investment securities, taxable	6,079	5,989	6,648
Investment securities, tax-exempt	260	314	482
Other	927	1,165	637
Total interest income	116,468	114,571	94,456
Interest expense:
Deposits	39,744	38,624	21,263
Short-term borrowings	3,102	1,878	1,393
Subordinated notes	1,061	1,066	1,020
Long-term debt and mandatorily redeemable securities	646	1,673	1,215
Total interest expense	44,553	43,241	24,891
Net interest income	71,915	71,330	69,565
Provision for credit losses	6,595	1,911	3,049
Net interest income after provision for credit losses	65,320	69,419	66,516
Noninterest income:
Trust and wealth advisory	6,287	5,912	5,679
Service charges on deposit accounts	3,070	3,331	3,003
Debit card	4,201	4,395	4,507
Mortgage banking	950	772	802
Insurance commissions	1,776	1,527	2,029
Equipment rental	1,671	1,907	2,503
Losses on investment securities available-for-sale	—	(2,882)	(44)
Other	4,201	5,114	4,844
Total noninterest income	22,156	20,076	23,323
Noninterest expense:
Salaries and employee benefits	29,572	29,913	28,597
Net occupancy	2,996	2,925	2,622
Furniture and equipment	1,149	1,715	1,307
Data processing	6,500	6,341	6,157
Depreciation – leased equipment	1,288	1,523	2,022
Professional fees	1,345	2,556	682
FDIC and other insurance	1,657	1,624	1,360
Business development and marketing	1,744	2,335	1,972
Other	3,335	4,040	4,702
Total noninterest expense	49,586	52,972	49,421
Income before income taxes	37,890	36,523	40,418
Income tax expense	8,428	8,106	9,287
Net income	29,462	28,417	31,131
Net (income) loss attributable to noncontrolling interests	(7)	12	(7)
Net income available to common shareholders	$29,455	$28,429	$31,124
Per common share:
Basic net income per common share	$1.19	$1.15	$1.25
Diluted net income per common share	$1.19	$1.15	$1.25
Cash dividends	$0.34	$0.34	$0.32
Basic weighted average common shares outstanding	24,459,088	24,430,477	24,687,087
Diluted weighted average common shares outstanding	24,459,088	24,430,477	24,687,087

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	March 31, 2024			December 31, 2023			March 31, 2023
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,576,579	$6,079	1.55%	$1,559,351	$5,989	1.52%	$1,711,177	$6,648	1.58%
Tax exempt(1)	31,515	327	4.17%	37,251	392	4.17%	57,444	605	4.27%
Mortgages held for sale	1,830	34	7.47%	2,010	41	8.09%	2,410	32	5.38%
Loans and leases, net of unearned discount(1)	6,504,069	109,249	6.76%	6,387,858	107,150	6.65%	6,036,203	86,760	5.83%
Other investments	68,172	927	5.47%	85,391	1,165	5.41%	57,361	637	4.50%
Total earning assets(1)	8,182,165	116,616	5.73%	8,071,861	114,737	5.64%	7,864,595	94,682	4.88%
Cash and due from banks	61,889			70,352			71,921
Allowance for loan and lease losses	(148,982)			(146,076)			(141,054)
Other assets	557,072			557,363			527,969
Total assets	$8,652,144			$8,553,500			$8,323,431

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$5,394,854	$39,744	2.96%	$5,383,925	$38,624	2.85%	$4,988,093	$21,263	1.73%
Short-term borrowings:
Securities sold under agreements to repurchase	47,973	47	0.39%	52,278	29	0.22%	134,501	40	0.12%
Other short-term borrowings	234,672	3,055	5.24%	136,814	1,849	5.36%	118,760	1,353	4.62%
Subordinated notes	58,764	1,061	7.26%	58,764	1,066	7.20%	58,764	1,020	7.04%
Long-term debt and mandatorily redeemable securities	47,217	646	5.50%	46,765	1,673	14.19%	45,380	1,215	10.86%
Total interest-bearing liabilities	5,783,480	44,553	3.10%	5,678,546	43,241	3.02%	5,345,498	24,891	1.89%
Noninterest-bearing deposits	1,616,251			1,684,743			1,880,913
Other liabilities	167,759			177,097			147,141
Shareholders’ equity	1,006,286			949,939			890,294
Noncontrolling interests	78,368			63,175			59,585
Total liabilities and equity	$8,652,144			$8,553,500			$8,323,431
Less: Fully tax-equivalent adjustments		(148)			(166)			(226)
Net interest income/margin (GAAP-derived)(1)		$71,915	3.54%		$71,330	3.51%		$69,565	3.59%
Fully tax-equivalent adjustments		148			166			226
Net interest income/margin - FTE(1)		$72,063	3.54%		$71,496	3.51%		$69,791	3.60%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended
		March 31,	December 31,	March 31,
		2024	2023	2023
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$116,468	$114,571	$94,456
	Fully tax-equivalent adjustments:
(B)	– Loans and leases	81	88	103
(C)	– Tax exempt investment securities	67	78	123
(D)	Interest income – FTE (A+B+C)	116,616	114,737	94,682
(E)	Interest expense (GAAP)	44,553	43,241	24,891
(F)	Net interest income (GAAP) (A-E)	71,915	71,330	69,565
(G)	Net interest income - FTE (D-E)	72,063	71,496	69,791
(H)	Annualization factor	4.022	3.967	4.056
(I)	Total earning assets	$8,182,165	$8,071,861	$7,864,595
	Net interest margin (GAAP-derived) (F*H)/I	3.54%	3.51%	3.59%
	Net interest margin – FTE (G*H)/I	3.54%	3.51%	3.60%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$71,915	$71,330	$69,565
(G)	Net interest income – FTE	72,063	71,496	69,791
(J)	Plus: noninterest income (GAAP)	22,156	20,076	23,323
(K)	Less: gains/losses on investment securities and partnership investments	(1,037)	1,173	(1,522)
(L)	Less: depreciation – leased equipment	(1,288)	(1,523)	(2,022)
(M)	Total net revenue (GAAP) (F+J)	94,071	91,406	92,888
(N)	Total net revenue – adjusted (G+J–K–L)	91,894	91,222	89,570
(O)	Noninterest expense (GAAP)	49,586	52,972	49,421
(L)	Less:depreciation – leased equipment	(1,288)	(1,523)	(2,022)
(P)	Noninterest expense – adjusted (O–L)	48,298	51,449	47,399
	Efficiency ratio (GAAP-derived) (O/M)	52.71%	57.95%	53.20%
	Efficiency ratio – adjusted (P/N)	52.56%	56.40%	52.92%

		End of Period
		March 31,	December 31,	March 31,
		2024	2023	2023
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(Q)	Total common shareholders’ equity (GAAP)	$1,009,886	$989,568	$909,159
(R)	Less: goodwill and intangible assets	(83,912)	(83,916)	(83,901)
(S)	Total tangible common shareholders’ equity (Q–R)	$925,974	$905,652	$825,258
(T)	Total assets (GAAP)	8,667,837	8,727,958	8,329,803
(R)	Less: goodwill and intangible assets	(83,912)	(83,916)	(83,901)
(U)	Total tangible assets (T–R)	$8,583,925	$8,644,042	$8,245,902
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	11.65%	11.34%	10.91%
	Tangible common equity-to-tangible assets ratio (S/U)	10.79%	10.48%	10.01%

Calculation of Tangible Book Value per Common Share
(Q)	Total common shareholders’ equity (GAAP)	$1,009,886	$989,568	$909,159
(V)	Actual common shares outstanding	24,477,658	24,434,604	24,695,552
	Book value per common share (GAAP-derived) (Q/V)*1000	$41.26	$40.50	$36.81
	Tangible common book value per share (S/V)*1000	$37.83	$37.06	$33.42

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